UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:

July 14, 2005

(Date of earliest event reported)

Carter’s, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-31829	13-3912933
(State or other jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification No.)

The Proscenium

1170 Peachtree Street NE, Suite 900

Atlanta, Georgia  30309

(Address of principal executive offices, including zip code)

(404) 745-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment to the Current Report on Form 8-K amends the Current Report on Form 8-K filed by Carter’s, Inc. (the “Company” or the “Registrant”) on July 14, 2005.

Item 2.01       COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 14, 2005, the Company filed a Current Report with the Securities and Exchange Commission (“SEC”) on Form 8-K announcing its July 14, 2005 acquisition of OshKosh B’Gosh, Inc. (“OshKosh”).  The Company is filing this amendment to include financial statements and pro forma financial information described in 9.01 below.

Item 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(a)                 Financial Statements of Business Acquired

(1)       The unaudited condensed consolidated balance sheet of OshKosh and its subsidiaries as of April 2, 2005 and the related unaudited condensed consolidated statements of operations for the three-month periods ended April 2, 2005 and April 3, 2004, unaudited condensed consolidated statement of cash flows for the three-month period ended April 2, 2005, and the notes to such unaudited condensed consolidated financial statements are incorporated by reference to OshKosh B’Gosh, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on April 20, 2005.

(2)       The audited consolidated balance sheets of OskKosh and its subsidiaries as of January 1, 2005 and January 3, 2004 and the related consolidated statements of operations, cash flows, and changes in stockholders’ equity for the fiscal years ended January 1, 2005, January 3, 2004, and December 28, 2002, and the notes and schedules to such consolidated financial statements, together with the report of independent registered public accounting firm are incorporated by reference to OshKosh B’Gosh, Inc.’s Annual Report on Form 10-K filed with the SEC on March 14, 2005.

(b)                 Pro Forma Financial Information

(1)       The unaudited pro forma condensed combined balance sheet as of April 2, 2005 and unaudited pro forma condensed combined statements of operations for the three-month period ended April 2, 2005 and the fiscal year ended January 1, 2005 are included in this Current Report.

(c)                 Exhibits

Exhibit
Number

23.1	Consent of Independent Registered Public Accounting Firm of OshKosh B’Gosh, Inc. and its subsidiaries.

Item 9.01 (b) (1)

INTRODUCTION TO

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(unaudited)

On July 14, 2005, Carter’s, Inc., through its wholly-owned subsidiary, The William Carter Company (“TWCC”), (collectively the “Company”) acquired all of the outstanding common stock of OshKosh B’Gosh, Inc. (“OshKosh”) for a purchase price of $312.1 million, which includes payment for vested stock options (the “Acquisition”).  As part of financing the Acquisition, the Company refinanced its existing debt, including its former senior credit facility and its $113.8 million 10.875% Senior Subordinated Notes (together with the Acquisition, the “Transaction”).  Financing for the Transaction and refinancing the Company’s other debt totaled $498.0 million and was provided by $500.0 million in new term loan borrowings (both the $500.0 million term loan and a $125.0 million revolving credit facility are part of a new senior credit facility (the “Senior Credit Facility”) entered into by the Company).

The proceeds of the financing were used to purchase the outstanding common stock and vested stock options of OshKosh ($312.1 million), pay Transaction expenses ($6.2 million), refinance the Company’s former senior credit facility ($36.2 million), repurchase the Company’s 10.875% Senior Subordinated Notes ($113.8 million), pay a redemption premium on the Company’s 10.875% Senior Subordinated Notes ($14.0 million), along with accrued and unpaid interest ($5.1 million), and pay debt issuance costs ($10.6 million). Other costs paid prior and subsequent to the closing of the Transaction totaled $1.4 million.

The following unaudited pro forma condensed combined balance sheet as of April 2, 2005 gives effect to the Transaction as if it had occurred on April 2, 2005 and combines the Company and OshKosh as of April 2, 2005.

The following unaudited pro forma condensed combined statements of operations for the three-month period ended April 2, 2005 and the fiscal year ended January 1, 2005 give effect to the Transaction as if it occurred on January 4, 2004 and combines the Company for the three-month period ended April 2, 2005 and the fiscal year ended January 1, 2005 with OshKosh for the three-month period ended April 2, 2005 and the fiscal year ended January 1, 2005.

The allocation of the purchase price is based upon preliminary estimates of the fair value of certain assets acquired and liabilities assumed as of the date of the Acquisition.  Management, with the assistance of independent valuation specialists, is currently assessing the fair value of the tangible and intangible assets acquired and liabilities assumed.  The allocation of the purchase price is dependent upon certain estimates and assumptions, which are preliminary and have been made solely for the purpose of developing such unaudited pro forma condensed combined financial statements.  As the final determination of the required purchase accounting adjustments has not yet been made, the financial position and results of operations may vary significantly from the pro forma amounts reflected herein.

The following unaudited pro forma condensed combined financial statements are based upon the historical consolidated financial statements of the Company and OshKosh and should be read in conjunction with the financial statements and the notes thereto.  The pro forma adjustments, as described in the notes to the unaudited pro forma condensed combined financial statements, are based on currently available information and certain adjustments we believe are reasonable.  They are not necessarily indicative of our consolidated financial position or results of operations that would have occurred had the Transaction taken place on the dates indicated, nor are they necessarily indicative of the future consolidated financial position or results of operations.  Certain reclassifications have been made to the historical presentation of OshKosh’s financial statements to conform to the presentation used in the unaudited pro forma condensed combined financial statements.  In addition to reviewing valuation assumptions, the Company is still in the process of accumulating the financial data as of July 14, 2005 required to complete the valuations.  Such valuations are expected to be completed prior to filing the Company’s third quarter Quarterly Report on Form 10-Q.

UNAUDITED PRO FORMA CONDENSED COMBINED

BALANCE SHEET

AS OF APRIL 2, 2005

(dollars in thousands)

	Carter’s, Inc.	OshKosh B’Gosh, Inc.	Refinancing Pro Forma Adjustments		Acquisition Pro Forma Adjustments		Pro Forma

ASSETS

Current Assets:

Cash and cash equivalents	$36,548	$5,575	$350,085	(1)	$(319,794	)(6)	$42,678
			(5,120	)(1)
			(14,015	)(2)
			(10,601	)(3)

Investments		25,400					25,400
Accounts receivable, net	75,806	15,725					91,531
Inventories, net	106,842	54,086			17,476	(6)	178,404
Prepaid expenses and other current assets	5,647	10,070					15,717
Deferred income taxes	10,950	6,950					17,900

Total current assets	235,793	117,806	320,349		(302,318)		371,630

Property, plant, and equipment, net	51,155	27,642			1,103	(6)	79,900
Tradename	220,233				102,000	(6)	322,233
Licensing agreements					19,100	(6)	19,100
Leasehold interests					1,833	(6)	1,833
Cost in excess of fair value of net assets acquired	139,282				151,349	(6)	290,631
Deferred debt issuance costs, net	5,287		9,502	(3)			9,772
			(5,017	)(4)
Non-current deferred income taxes		1,350					1,350
Other assets	2,260	5,161					7,421

Total assets	$654,010	$151,959	$324,834		$(26,933)		$1,103,870

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:

Current maturities of long-term debt	$521		$(368	)(1)			$5,153
			5,000	(1)

Accounts payable	18,111	$10,922					29,033
Other current liabilities	35,089	28,875	(5,120	)(1)	$15,665	(6)	66,345
			(5,536	)(2)
			(434	)(3)
			(1,982	)(4)
			(212	)(5)

Total current liabilities	53,721	39,797	(8,652)		15,665		100,531

Long-term debt	163,870		345,453	(1)			509,860
			537	(5)
Deferred income taxes	83,597				40,290	(6)	130,166
					6,903	(6)
					436	(6)
					7,545	(6)
					724	(6)
					(7,768	)(6)
					(1,561	)(6)

Other long-term liabilities	9,802	15,043			3,952	(6)	32,797
					4,000	(6)

Total liabilities	310,990	54,840	337,338		70,186		773,354

Total stockholders’ equity	343,020	97,119	(8,479	)(2)	(97,119	)(7)	330,516
			(665	)(3)
			(3,035	)(4)
			(325	)(5)
Total liabilities and stockholders’ equity	$654,010	$151,959	$324,834		$(26,933)		$1,103,870

See accompanying Notes to unaudited pro forma condensed combined balance sheet.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

The unaudited pro forma condensed combined financial statements reflect the estimated purchase price, including transaction costs, of approximately $319.8 million for OshKosh as follows ($000):

Common stock	$307,356
Payments to vested options holders	4,789
Subtotal	312,145
Transaction expenses paid at closing	6,249
Transaction expenses paid prior and subsequent to closing	1,400
Total purchase price	$319,794

In connection with the Acquisition on July 14, 2005, we refinanced our former senior credit facility consisting of a $36.2 million Term Loan C and an available $80.0 million revolving loan facility under which no borrowings were outstanding, exclusive of outstanding letters of credit, and we repurchased our 10.875% Senior Subordinated Notes due 2011 at a price which included a redemption premium of $14.0 million in addition to the principal amount of $113.8 million (collectively, the “Refinancing”).  As a result of the Refinancing, we wrote off $4.5 million in unamortized debt issuance costs related to the former senior credit facility and the Senior Subordinated Notes and expensed $0.5 million related to the discount on the Senior Subordinated Notes.

Financing for the Acquisition and Refinancing was provided by a new $500 million Term Loan B and a $125 million revolving credit facility (including a sub-limit for letters of credit of $80 million, the “Revolver”) entered into by TWCC with Bank of America, N.A., as administrative agent, Credit Suisse, and certain other financial institutions (the “Senior Credit Facility”).  The term of the Revolver extends to July 14, 2011 and the term of the Term Loan B extends to July 14, 2012.  Amounts outstanding under the Revolver initially accrue interest at a prime rate plus ..75% or a LIBOR rate plus 1.75%, at our option, and may be reduced based upon the achievement of certain leverage ratios. Amounts outstanding under the Term Loan B accrue interest at a prime rate plus .75% or a LIBOR rate plus 1.75%, at our option, and may be reduced based upon the achievement of certain leverage ratios and credit ratings. Interest is payable at the end of interest rate reset periods, which vary in length but in no case exceed 12 months, for LIBOR rate loans and quarterly for prime rate loans.  The Senior Credit Facility contains financial covenants, including a minimum interest coverage ratio, maximum leverage ratio, and minimum fixed charge coverage ratio.  The Senior Credit Facility also sets forth mandatory and optional prepayment conditions, including an annual excess cash flow requirement, as defined, that may result in our use of cash to reduce our debt obligations. Our obligations under the Senior Credit Facility are collateralized by a first priority lien on substantially all of our assets, including the assets of our domestic subsidiaries.

Pro Forma Balance Sheet Adjustments

Pro forma adjustments giving effect to the acquisition of OshKosh and refinancing of the Company’s former senior credit facility and repurchasing of the Company’s 10.875% Senior Subordinated Notes for the pro forma balance sheet are as follows:

Refinancing Pro Forma Adjustments

(1)     Adjustments reflect the repayment of amounts outstanding under the Company’s former senior credit facility and 10.875% Senior Subordinated Notes and proceeds from the new Senior Credit Facility as follows ($000):

	Total	Current	Long-Term
Payment of former senior credit facility	$(36,165)	$(368)	$(35,797)
Payment of 10.875% Senior Subordinated Notes	(113,750)		(113,750)
Proceeds from new Senior Term Loan B	500,000	5,000	495,000
	$350,085	$4,632	$345,453

Payment of accrued and unpaid interest	$(5,120)

(2)     Adjustment reflects the payment and expensing of a redemption premium on the Company’s 10.875% Senior Subordinated Notes using a 39.5% effective tax rate, which represents the actual effective tax rate for the first three months of fiscal 2005.

(3)     Adjustments reflect the payment of financing costs related to the new Senior Credit Facility of approximately $10.6 million. Approximately $1.1 million of these costs were expensed in accordance with Emerging Issues Task Force (“EITF”) No. 96-19, “Debtor’s Accounting for a Modification or Exchange of Debt Instruments.”  Approximately $0.3 million of the deferred financing costs associated with the former revolving loan facility remain capitalized and will be amortized over the life of the new Revolver in accordance with EITF No. 98-14, “Debtor’s Accounting for Changes in Line-of-Credit or Revolving-Debt Arrangements.”

(4)     Adjustment reflects the write-off of deferred financing costs related to the former senior credit facility and 10.875% Senior Subordinated Notes using a tax rate of 39.5%, which represents the actual effective tax rate for the first three months of fiscal 2005.

(5)     Adjustment reflects the expensing of a $0.5 million debt discount on the Company’s 10.875% Senior Subordinated Notes using a tax rate of 39.5%, which represents the actual effective tax rate for the first three months of fiscal 2005.

Acquisition Pro Forma Adjustments

(6)     Adjustments reflect the preliminary allocation of the purchase price of OshKosh.

Estimated adjustments to reflect assets and liabilities at fair value ($000):

Historical value of assets acquired, as of April 2, 2005	$151,959
Historical value of liabilities assumed, as of April 2, 2005	(54,840)
Inventory step-up*	17,476
Deferred tax recognized on inventory step-up**	(6,903)
Property, plant, and equipment fair value adjustment	1,103
Deferred tax recognized on property, plant, and equipment fair value adjustment**	(436)
Tradename	102,000
Deferred tax recognized on tradename**	(40,290)
Licensing agreements	19,100
Deferred tax recognized on licensing agreements**	(7,545)
Leasehold interests	1,833
Deferred tax recognized on leasehold interests**	(724)
Severance, lease, and contract termination costs***	(19,665)
Deferred tax recognized on severance, lease, and contract termination costs**	7,768
Retirement and other post-employment benefits	(3,952)
Deferred tax recognized on retirement and other post-employment benefits**	1,561
Goodwill****	151,349
$319,794

* Inventory step-up includes elimination of a historical Last-In First-Out (“LIFO”) reserve of approximately $11.0 million.

** Adjustment reflects the deferred tax impact using a tax rate of 39.5%, which represents the estimated effective tax rate for fiscal 2005.

*** Upon the completion of the Acquisition of OshKosh, the Company’s management committed to a plan of reorganization of OshKosh’s operations. Restructuring accruals of approximately $19.7 million have been included in both short-term and long-term liabilities. These restructuring charges include severance costs of approximately $11.3 million, retail store lease termination costs of $6.4 million, and contract termination costs of $2.0 million.

**** Under the purchase method of accounting, the adjustment reflects the preliminary estimate of goodwill resulting from the difference between the total consideration paid to acquire OshKosh and the valuation of OshKosh’s assets, liabilities, and other purchase accounting adjustments and the historical amounts of OshKosh’s assets and liabilities.

(7)     Adjustment reflects the elimination of the historical equity of OshKosh.

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS

FOR THE THREE-MONTH PERIOD ENDED APRIL 2, 2005

(dollars in thousands)

	Carter’s, Inc.	OshKosh B’Gosh, Inc.	Refinancing Pro Forma Adjustments		Acquisition Pro Forma Adjustments		Pro Forma

Net sales	$206,207	$84,496					$290,703
Cost of goods sold	130,442	51,138			$2,538	(9)	184,118

Gross profit	75,765	33,358			(2,538)		106,585

Selling, general, and administrative expenses	51,996	37,460			(2,538	)(9)	88,074
					28	(10)
					1,016	(12)
					112	(14)

Gain on sale of assets		(3)					(3)
Royalty income	(3,523)	(3,311)					(6,834)

Operating income (loss)	27,292	(788)			(1,156)		25,348

Interest expense (income), net	4,402	(81)	$(3,866	)(1)			6,906
			6,700	(3)
			(599	)(5)
			350	(7)

Income (loss) before income taxes	22,890	(707)	(2,585)		(1,156)		18,442

Provision for (benefit from) income taxes	9,041	(255)	1,527	(2)	(11	)(11)	7,309
			(2,647	)(4)	(401	)(13)
			237	(6)	(44	)(15)
			(138	)(8)

Net income (loss)	$13,849	$(452)	$(1,564)		$(700)		$11,133

Net income (loss) per common share

Basic net income per common share	$0.49						$0.39
Diluted net income per common share	$0.46						$0.37
Basic weighted average number of shares outstanding	28,466,734						28,466,734
Diluted weighted average number of shares outstanding	30,181,110						30,181,110

See accompanying Notes to unaudited pro forma condensed combined statements of operations.

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED JANUARY 1, 2005

(dollars in thousands)

	Carter’s, Inc.	OshKosh B’Gosh, Inc.	Refinancing Pro Forma Adjustments		Acquisition Pro Forma Adjustments		Pro Forma

Net sales	$823,121	$398,740					$1,221,861
Cost of goods sold	525,082	240,180			$9,537	(9)	774,799

Gross profit	298,039	158,560			(9,537)		447,062

Selling, general, and administrative expenses	208,756	151,185			(9,537	)(9)	355,025
					110	(10)
					4,064	(12)
					447	(14)
Gain on sale of assets		(1,140)					(1,140)
Closure costs	620						620
Royalty income	(12,362)	(12,972)					(25,334)

Operating income	101,025	21,487			(4,621)		117,891

Interest expense (income), net	18,517	(108)	$(15,975	)(1)			28,764
			26,800	(3)
			(1,873	)(5)
			1,403	(7)

Income before income taxes	82,508	21,595	(10,355)		(4,621)		89,127

Provision for income taxes	32,850	7,776	6,310	(2)	(44	)(11)	34,710
			(10,586	)(4)	(1,605	)(13)
			740	(6)	(177	)(15)
			(554	)(8)

Net income	$49,658	$13,819	$(6,265)		$(2,795)		$54,417

Net income per common share

Basic net income per common share	$1.77						$1.93
Diluted net income per common share	$1.66						$1.82
Basic weighted average number of shares outstanding	28,125,584						28,125,584
Diluted weighted average number of shares outstanding	29,927,957						29,927,957

See accompanying Notes to unaudited pro forma condensed combined statements of operations.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

Pro Forma Statement of Operations Adjustments For the Three-Month Period Ended April 2, 2005:

Refinancing Pro Forma Adjustments

(1)     Adjustment reflects the elimination of actual interest expense under the former senior credit facility Term Loan C and the 10.875% Senior Subordinated Notes.

(2)     Adjustment reflects the tax effect of the elimination of actual interest expense under the former senior credit facility Term Loan C and the 10.875% Senior Subordinated Notes using a tax rate of 39.5%, which represents the actual effective tax rate for the first three months of fiscal 2005.

(3)     Adjustment reflects pro forma interest expense under the new Senior Credit Facility Term Loan B. Pro forma interest expense was calculated using the actual LIBOR rate in effect at the close of the Transaction plus the applicable interest margin of 1.75% under the new agreement. The calculation of pro forma interest expense is as follows ($000):

Term Loan B borrowings under the Senior Credit Facility	$500,000
Interest rate (LIBOR plus 1.75%)	5.36%
Pro forma interest expense for the three-months ended April 2, 2005	$6,700

A 1% increase in variable interest rates would result in additional interest expense for the three-month period ended April 2, 2005 of approximately $1.25 million.

(4)     Adjustment reflects the pro forma tax effect of pro forma interest expense under the new Senior Credit Facility using a tax rate of 39.5%, which represents the actual effective tax rate for the first three months of fiscal 2005.

(5)     Adjustment reflects the elimination of debt issuance amortization related to the Company’s former senior credit facility and 10.875% Senior Subordinated Notes.

(6)     Adjustment reflects the tax impact of the elimination of debt issuance amortization related to the Company’s former senior credit facility and 10.875% Senior Subordinated Notes using a tax rate of 39.5%, which represents the actual effective tax rate for the first three months of fiscal 2005.

(7)     Adjustment reflects amortization of debt issuance costs under the new Senior Credit Facility. Amortization is calculated as follows ($000):

Debt issuance costs attributable to new revolving credit facility	$1,900
Term of agreement	6 years
Three month amortization	$79

Debt issuance costs attributable to the new Term Loan B	$7,601
Term of agreement	7 years
Three month amortization	$271

(8)     Adjustment reflects the tax impact of amortization of debt issuance costs under the new Senior Credit Facility using a tax rate of 39.5%, which represents the actual effective tax rate for the first three months of fiscal 2005.

Acquisition Pro Forma Adjustments

(9)     Adjustments were made to OshKosh’s unaudited condensed consolidated statement of operations to conform it to the Company’s presentation. The reclassified costs include certain product development and merchandising costs.

(10)   Under the purchase method of accounting, OshKosh’s property, plant, and equipment have been adjusted to their fair values. The preliminary fair value adjustment is approximately $1.1 million.  Such property, plant, and equipment is being depreciated over varying periods, the average of which is 10 years.

Adjustment reflects additional depreciation expense of approximately $28,000 related to the increase in fair value of property, plant, and equipment for the three-month period ended April 2, 2005.

(11)   Adjustment reflects the tax effect of additional depreciation expense related to the increase in fair value of property, plant, and equipment using a tax rate of 39.5%, which represents the actual effective tax rate for the first three months of fiscal 2005.

(12)   Under the purchase method of accounting, a preliminary fair value estimate of $19.1 million has been assigned to OshKosh’s licensing agreements, which have been deemed to have an average useful life of 4.7 years.

Adjustment reflects amortization expense related to the OshKosh licensing agreements for the three-month period ended April 2, 2005.

(13)   Adjustment reflects the tax effect of amortization expense related to the licensing agreements for the three-month period ended April 2, 2005 using a tax rate of 39.5%, which represents the actual effective tax rate for the first three months of fiscal 2005.

(14)   Under the purchase method of accounting, a preliminary fair value estimate of $1.8 million has been assigned to OshKosh’s leasehold interests, which have an average remaining life of 4.1 years.

Adjustment reflects amortization expense related to the OshKosh leasehold interests for the three-month period ended April 2, 2005.

(15)   Adjustment reflects the tax effect of amortization expense related to the OshKosh leasehold interests for the three-month period ended April 2, 2005 using a tax rate of 39.5%, which represents the actual effective tax rate for the first three months of fiscal 2005.

Pro Forma Statement of Operations Adjustments For the Fiscal Year Ended January 1, 2005:

Refinancing Pro Forma Adjustments

(1)     Adjustment reflects the elimination of actual interest expense under the former senior credit facility Term Loan C and the 10.875% Senior Subordinated Notes.

In connection with the redemption of the Company’s 10.875% Senior Subordinated Notes, the Company incurred a redemption premium of approximately $14.0 million. The unaudited pro forma condensed combined statement of operations for the fiscal year ended January 1, 2005 excludes any adjustment related to this charge due to its non-recurring nature.

(2)     Adjustment reflects the tax effect of the elimination of actual interest expense under the former senior credit facility Term Loan C and the 10.875% Senior Subordinated Notes using a tax rate of 39.5%, which represents the actual effective tax rate for fiscal 2004.

(3)     Adjustment reflects pro forma interest expense under the new Senior Credit Facility Term Loan B. Pro forma interest expense was calculated using the actual LIBOR rate in effect at the close of the Transaction plus the applicable interest margin of 1.75% under the new agreement. The calculation of pro forma interest expense for the fiscal year ended January 1, 2005 is as follows ($000):

Term Loan B borrowings under the Senior Credit Facility	$500,000
Interest rate (LIBOR plus 1.75%)	5.36%
Pro forma interest expense for the fiscal year ended January 1, 2005	$26,800

A 1% increase in variable interest rates would result in additional interest expense for the fiscal year ended January 1, 2005 of approximately $5 million.

(4)     Adjustment reflects the pro forma tax effect of pro forma interest expense on the new Senior Credit Facility Term Loan B using a tax rate of 39.5%, which represents the actual effective tax rate for fiscal 2004.

(5)     Adjustment reflects the elimination of debt issuance amortization related to the Company’s former senior credit facility and 10.875% Senior Subordinated Notes.

In connection with refinancing, the Company wrote off approximately $4.5 million in unamortized debt issuance costs related to the Company’s former senior credit facility and 10.875% Senior Subordinated Notes. The unaudited pro forma condensed combined statement of operations for the fiscal year ended January 1, 2005 excludes any adjustments related to this write-off due to the non-recurring nature of this charge.

The unaudited pro forma condensed combined statement of operations for the fiscal year ended January 1, 2005 period excludes the impact of expensing, upon redemption, of $0.5 million related to the debt discount on the 10.875% Senior Subordinated Notes due to its non-recurring nature.

(6)     Adjustment reflects the tax impact of the elimination of debt issuance amortization related to the Company’s former senior credit facility and 10.875% Senior Subordinated Notes using a tax rate of 39.5%, which represents the actual effective tax rate for fiscal 2004.

(7)     Adjustment reflects amortization of debt issuance costs under the new Senior Credit Facility. Amortization is calculated as follows ($000):

Debt issuance costs attributable to new revolving credit facility	$1,900
Term of agreement	6 years
Annual amortization	$317

Debt issuance costs attributable to the new Term Loan B	$7,601
Term of agreement	7 years
Annual amortization	$1,086

The unaudited pro forma condensed combined statement of operations for the fiscal year ended January 1, 2005 excludes the impact of expensing $1.1 million related to financing costs associated with the new Senior Credit Facility due to its non-recurring nature.

(8)     Adjustment reflects the tax impact of debt issuance amortization on the new Senior Credit Facility using a tax rate of 39.5%, which represents the actual effective tax rate for fiscal 2004.

Acquisition Pro Forma Adjustments

(9)     Adjustments were made to OshKosh’s audited consolidated statement of operations to conform it to the Company’s presentation. The reclassified costs include certain product development and merchandising costs.

(10)   Under the purchase method of accounting, OshKosh’s property, plant, and equipment has been adjusted to its fair value. The preliminary fair value adjustment is approximately $1.1 million.  Such property, plant, and equipment is being depreciated over varying periods, the average of which is 10 years.

Adjustment reflects additional depreciation expense of approximately $0.1 million related to the increase in fair value of property, plant, and equipment for the fiscal year ended January 1, 2005.

(11)   Adjustment reflects the tax effect of additional depreciation expense related to the increase in fair value of property, plant, and equipment using a tax rate of 39.5%, which represents the actual effective tax rate for fiscal 2004.

(12)   Under the purchase method of accounting, a preliminary fair value estimate of $19.1 million has been assigned to OshKosh’s licensing agreements, which have been deemed to have an average useful life of 4.7 years.

Adjustment reflects amortization expense related to the licensing agreements for the fiscal year ended January 1, 2005.

(13)   Adjustment reflects the tax effect of amortization expense related to the OshKosh licensing agreements for the fiscal year ended January 1, 2005 using a tax rate of 39.5%, which represents the actual effective tax rate for fiscal 2004.

(14)   Under the purchase method of accounting, a preliminary fair value estimate of $1.8 million has been assigned to OshKosh’s leasehold interests, which have an average remaining life of 4.1 years.

Adjustment reflects amortization expense related to the OshKosh leasehold interests for the fiscal year ended January 1, 2005.

(15)   Adjustment reflects the tax effect of amortization expense related to the OshKosh leasehold interests for the fiscal year ended January 1, 2005 using a tax rate of 39.5%, which represents the actual effective tax rate for fiscal 2004.

Under the purchase method of accounting, OshKosh’s inventory has been adjusted to its estimated fair value. The preliminary fair value adjustment of $17.5 million relates primarily to finished goods and includes the elimination of a historical LIFO reserve of approximately $11.0 million. The unaudited pro forma condensed combined statement of operations for the fiscal year ended January 1, 2005 excludes any adjustment related to the inventory step-up due to its non-recurring nature.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Carter’s, Inc. has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CARTER’S, INC.

September 28, 2005	By:	/s/ MICHAEL D. CASEY
Name: Michael D. Casey

Title: Executive Vice President and Chief Financial Officer